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                                                                     EXHIBIT 9.1

                       VOTING AND EXCHANGE TRUST AGREEMENT



         MEMORANDUM OF AGREEMENT (the "Agreement") made as of the 12th day of February, 1999.

BETWEEN:

                  SERVICESOFT TECHNOLOGIES, INC., a
                  corporation organized under the laws of
                  the State of Delaware ("ServiceSoft")

                                     - and -

                  SERVICESOFT CANADA INC., a corporation
                  amalgamated under the laws of the Province of Ontario ("ServiceSoft Canada")

                                     - and -

                  CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada (the
                  "Trustee")

         WHEREAS pursuant to a Combination Agreement dated as of February 1, 1999, by and among ServiceSoft, ServiceSoft Canada Inc. ("Old ServiceSoft Canada"), and Balisoft Technologies Inc. ("Balisoft") (the "Combination Agreement"), the parties agreed that on the Closing Date (as such term is defined in the Combination Agreement), ServiceSoft, ServiceSoft Canada and the Trustee would execute and deliver a Voting and Exchange Trust Agreement substantially in the form set forth in Exhibit E to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

         AND WHEREAS pursuant to the amalgamation effected by articles of amalgamation dated the date hereof (the "Amalgamation") filed pursuant to the Business Corporations Act (Ontario), Balisoft and Old ServiceSoft Canada amalgamated to continue as ServiceSoft Canada;

         AND WHEREAS pursuant to the amalgamation, (i) the issued and outstanding common shares of Balisoft were changed into Class A Preferred shares of ServiceSoft Canada (in the manner set out in the Combination Agreement) ;
(ii) the issued and outstanding preferred shares


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                                      -2-


of Balisoft were changed into Class B Preferred shares of ServiceSoft Canada (in the manner set out in the Combination Agreement); and (iii) and each issued and outstanding common share of Old ServiceSoft Canada was changed into one common share of ServiceSoft Canada.

         AND WHEREAS pursuant to and immediately following the above-mentioned Amalgamation, articles of amendment were filed pursuant to the Business Corporations Act (Ontario) on February 11, 1999 pursuant to which each issued and outstanding Class A Preferred share of ServiceSoft Canada was exchanged for one issued and outstanding Series C Exchangeable share of ServiceSoft Canada (collectively, the "Exchangeable Common Shares"), and each issued and outstanding Class B Preferred share was exchanged for one issued and outstanding Series D Exchangeable share of ServiceSoft Canada (collectively, the "Exchangeable Preferred Shares", and, together with the Exchangeable Common Shares, the "Exchangeable Shares");

         AND WHEREAS the above-mentioned articles of amendment set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

         AND WHEREAS ServiceSoft is the registered and beneficial owner of all of the issued and outstanding common shares of ServiceSoft Canada;

         AND WHEREAS pursuant to the Combination Agreement and the Exchangeable Share Provisions, ServiceSoft is to provide voting rights in ServiceSoft to each holder (other than ServiceSoft and its Affiliates) from time to time of Exchangeable Shares, such voting rights per Exchangeable Common Share and Exchangeable Preferred Share to be equivalent to the voting rights per share of Common Shares of ServiceSoft ("ServiceSoft Common Shares") and Series H Preferred Shares ("ServiceSoft Series H Shares", and together with the ServiceSoft Common Shares, the "ServiceSoft Shares"), respectively;

         AND WHEREAS pursuant to the Combination Agreement and the terms and conditions of the Exchangeable Shares, ServiceSoft is to grant to and in favour of the holders (other than its Affiliates) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require ServiceSoft to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

         AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in ServiceSoft shall be exercisable by holders (other than ServiceSoft and its Affiliates) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of ServiceSoft Special Non-Equity Preferred Stock to which voting rights attach for the benefit of the holders of the Exchangeable Common Shares, and to one share of ServiceSoft Special NON-EQUITY Preferred Stock to which voting rights attach for the benefit of the holders of the Exchangeable Preferred Shares and whereby the right to require ServiceSoft to




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                                   -3-

purchase Exchangeable Shares from the holders thereof (other than its Affiliates) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such right for the benefit of such holders;

         AND WHEREAS these recitals and any statements of fact in this Agreement are made by ServiceSoft and ServiceSoft Canada and not by the Trustee;

         NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1. DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

                  "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Voting and Exchange Trust Agreement dated -, 1999.

                  "AMALGAMATION AGREEMENT" means the amalgamation agreement dated the date hereof providing for the Amalgamation.

                  "APPLICABLE LAWS" has the meaning given to such term in
                  section 5.10 of this Agreement.

                  "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of ServiceSoft to effect the automatic exchange of Exchangeable Common Shares and Exchangeable Preferred Shares for ServiceSoft Common Shares and ServiceSoft Series H Shares, respectively, pursuant to section 5.12 of this Agreement.

                  "BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than ServiceSoft and its Affiliates.




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                                      -4-

                  "BENEFICIARY VOTES" has the meaning given to such term in
                  section 4.2 of this Agreement.

                  "BOARD OF DIRECTORS" means the board of directors of ServiceSoft Canada.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or a day when banks are not open for business in Toronto, Ontario.

                  "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "FOREIGN CURRENCY AMOUNT") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

                  "CORRESPONDING BENEFICIARIES" means, with respect to the ServiceSoft Common Shares, the Beneficiaries of the Exchangeable Common Shares, and with respect to the ServiceSoft Series H Shares, the Beneficiaries of the Exchangeable Preferred Shares.

                  "CURRENT MARKET PRICE" means, in respect of a ServiceSoft Common Share or a ServiceSoft Series H Share on any date: (a) if the relevant class of ServiceSoft Shares are listed or quoted on a stock exchange or automated quotation system, the Canadian Dollar Equivalent of the average of the closing prices of that class of ServiceSoft Shares on each of the 30 consecutive trading days ending not more than five trading days before such date, or (b) if there is no public market for the relevant class of ServiceSoft Shares, then the Current Market Price of a ServiceSoft Common Share or ServiceSoft Series H Share on such date shall be determined by the independent auditors of ServiceSoft, and any such determination shall be conclusive and binding.

                  "EXCHANGE RIGHT" has the meaning given to such term in section
                  5.1 of this Agreement.

                  "INDEMNIFIED PARTIES" has the meaning given to such term in section 9. 1.

                  "INSOLVENCY EVENT" means the institution by ServiceSoft Canada of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of ServiceSoft Canada to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by ServiceSoft Canada to contest in good faith any such proceedings commenced in respect of ServiceSoft Canada within 15 days of becoming aware of such proceedings, or the consent by ServiceSoft Canada to the filing of any such petition or to the appointment of a receiver, or the making by ServiceSoft Canada of a general assignment for the benefit of creditors, or the admission in writing by ServiceSoft Canada of its inability to pay its debts generally as they become due, or ServiceSoft Canada not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to
                  Section 6.6 of the Exchangeable Share Provisions.

                  "LIQUIDATION CALL RIGHT" has the meaning given to such term in the Combination Agreement.

                  "LIQUIDATION EVENT" has the meaning given to such term in
                  section 5 12(b) of this Agreement.

                  "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning given to such term in section 5.12(c) of this Agreement.

                  "LIST" has the meaning given to such term in section 4.6 of this Agreement.

                  "NOTICE EVENT" has the meaning given to such term in section
                  7.17 of this Agreement.

                  "OFFICER'S CERTIFICATE" means, with respect to ServiceSoft or ServiceSoft Canada, as the case may be, a certificate signed by any one of the Chairman of the Board, any Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of ServiceSoft or ServiceSoft Canada, as the case may be.

                  "PERSON" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

                  "REDEMPTION CALL RIGHT" has the meaning given to such term in the Combination Agreement.



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                  "RETRACTED SHARES" has the meaning given to such term in
                  section 5.7 of this Agreement.

                  "RETRACTION CALL RIGHT" has the meaning given to such term in the Exchangeable Share Provisions.

                  "SERVICESOFT CONSENT" has the meaning given to such term in section 4.2 of this Agreement.

                  "SERVICESOFT MEETING" has the meaning given to such term in section 4.2 of this Agreement.

                  "SERVICESOFT SUCCESSOR" has the meaning given to such term in section 11. 1 (a) of this Agreement.

                  "SUPPORT AGREEMENT" means the support agreement made as of the date hereof between ServiceSoft Canada and ServiceSoft.

                  "TRUST" means the trust created by this Agreement.

                  "TRUST ESTATE" means the Voting Shares, the Exchange Right, the Automatic Exchange Rights and any money other securities or other property which may be held by the Trustee from time to time pursuant to this Agreement.

                  "TRUSTEE" means the CIBC Mellon Trust Company and, subject to the provisions of Article 10 of this Agreement, includes any successor trustee.

                  "VOTING RIGHTS" means the voting rights attached to each of the Voting Shares.

                  "VOTING SHARE (COMMON)" means the one share of ServiceSoft Special Non-Equity Voting Stock with a par value of $.01, issued by ServiceSoft to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of ServiceSoft Common Shares equal to that number of votes that holders of the Exchangeable Common Shares outstanding from time to time (other than Exchangeable Common Shares held by ServiceSoft and its Affiliates) would be entitled to if such Exchangeable Common Shares were all exchanged for ServiceSoft Common Shares.

                  "VOTING SHARE (PREFERRED)" means the one share of ServiceSoft Special Non-Equity Voting Stock with a par value of $.01, issued by ServiceSoft to and deposited with the Trustee, which entitles the holder of record to a number of votes at all meetings


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                                      -7-


                  of ServiceSoft shareholders at which holders of ServiceSoft Series H Shares are entitled to vote equal to that number of votes that holders of the Exchangeable Preferred Shares outstanding from time to time (other than Exchangeable Preferred Shares held by ServiceSoft and its Affiliates) would be entitled to if such Exchangeable Preferred Shares were all exchanged for ServiceSoft Series H Shares.

                  [DRAFT NOTE: UNDER THE PROPOSED ESCROW ARRANGEMENTS, SHARES HELD IN THE BALISOFT ESCROW FUND COULD BE VOTED BUT SHARES HELD IN THE SERVICESOFT ESCROW FUND COULD NOT BE VOTED (UNLESS AND UNTIL RELEASED TO SHAREHOLDERS).]

                  "VOTING SHARES" means collectively, each of the Voting Share (Common) and the Voting Share (Preferred).

1.2. INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3. DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

2.1. ESTABLISHMENT OF TRUST. The Trust is hereby created and constituted for the benefit of the Beneficiaries, as provided in this Agreement. The Trustee will hold the Voting Shares in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.


                                   ARTICLE 3
                                  VOTING SHARES

3.1. ISSUE AND OWNERSHIP OF THE VOTING SHARES. ServiceSoft hereby issues to and deposits with the Trustee certificates representing each of the Voting Shares to be held by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. ServiceSoft hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the issuance of each of the Voting Shares by ServiceSoft to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal


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                                      -8-


         ownership of each of the Voting Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to each of the Voting Shares, provided that the Trustee shall:

                  (a) hold each of the Voting Shares and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

                  (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with each of the Voting Shares and neither of the Voting Shares shall be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2. LEGENDED SHARE CERTIFICATES. ServiceSoft Canada will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Beneficiary Votes.

3.3. SAFEKEEPING OF CERTIFICATES. The certificates representing each of the Voting Shares shall at all times be held in safekeeping by the Trustee or its agent, which may be an Affiliate of the Trustee.

                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1. VOTING RIGHTS. The Trustee, as the holder of record of each of the Voting Shares, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the shareholders of ServiceSoft at a ServiceSoft Meeting or in connection with a ServiceSoft Consent (in each case, as defined in section 4.2 of this Agreement). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section
         7.15 of this Agreement, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the ServiceSoft Consent is sought or the ServiceSoft Meeting is held. To the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Beneficiary's Voting Rights.

4.2. NUMBER OF VOTES. With respect to all meetings of shareholders of ServiceSoft at which holders of any class of ServiceSoft Shares arc entitled to vote (a "SERVICESOFT MEETING") and with respect to all written consents sought by ServiceSoft from its shareholders including the


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                                      -9-

         holders of any class of ServiceSoft Shares (a "SERVICESOFT CONSENT"), each Corresponding Beneficiary shall be entitled to instruct the Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share of a class possessed of Voting Rights for such meeting owned of record by such Corresponding Beneficiary on the record date established by ServiceSoft or by applicable law for such ServiceSoft Meeting or ServiceSoft Consent, as the case may be (the "BENEFICIARY VOTES") in respect of each matter, question or proposition to be voted on at such ServiceSoft Meeting or to be consented to in connection with such ServiceSoft Consent.

4.3. MAILINGS TO SHAREHOLDERS. With respect to each ServiceSoft Meeting and ServiceSoft Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as ServiceSoft utilizes in communications to holders of ServiceSoft Shares of the relevant class, subject to the Trustee being advised in writing of such method and its ability to provide this method of communication) to each of the Corresponding Beneficiaries named in the List on the same day as the initial mailing of notice (or other communication) with respect to such ServiceSoft Meeting or ServiceSoft Consent is given by ServiceSoft to its shareholders:

                  (a) a copy of such notice, together with any related materials to be provided to shareholders of ServiceSoft;

                  (b) a statement that such Corresponding Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such ServiceSoft Meeting or ServiceSoft Consent, as the case may be, or, pursuant to section 4.7 of this Agreement, to attend such ServiceSoft Meeting and to exercise personally the Beneficiary Votes at such meeting;

                  (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                           (i) a proxy to such Corresponding Beneficiary or such Beneficiary's designee to exercise personally the Beneficiary Votes; or

                           (ii) a proxy to a designated agent or other representative of the management of ServiceSoft to exercise such Beneficiary Votes;

                  (d) a statement that if no such instructions are received from the Corresponding Beneficiary, the Beneficiary Votes to which such Corresponding Beneficiary is entitled will not be exercised;



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                                      -10-

                  (e) a form of direction whereby the Corresponding Beneficiary may so direct and instruct the Trustee as contemplated herein; and

                  (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a ServiceSoft Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

         The materials referred to above are to be provided to the Trustee by ServiceSoft, but shall be subject to review and comment by the Trustee. For the purpose of determining the Beneficiary Votes to which a Beneficiary is entitled in respect of any such ServiceSoft Meeting or ServiceSoft Consent, the number of Exchangeable Shares of the relevant class owned of record by the Beneficiary shall be determined by ServiceSoft Canada at the close of business on the record date established by ServiceSoft or by applicable law for purposes of determining shareholders entitled to vote at such ServiceSoft Meeting or to give written consent in connection with such ServiceSoft Consent. ServiceSoft will notify the Trustee of any decision of the Board of Directors of ServiceSoft with respect to the calling of any such ServiceSoft Meeting or the seeking of any such ServiceSoft Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4. COPIES OF SHAREHOLDER INFORMATION. ServiceSoft will deliver to the Trustee copies of all proxy materials, (including notices of ServiceSoft Meetings but excluding proxies to vote ServiceSoft Common Shares or ServiceSoft Series H Shares), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of ServiceSoft Common Shares or ServiceSoft Series H Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to be sent those materials to each Corresponding Beneficiary at the same time as such materials are first sent to holders of ServiceSoft Shares of the relevant class (but in any event, no later than 3 Business Days before the day on which materials are first sent to holders of ServiceSoft Shares of the relevant class). The Trustee will mail or cause to be mailed or otherwise send or cause to be sent to each Corresponding Beneficiary, at the expense of ServiceSoft, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by ServiceSoft) received by the Trustee from ServiceSoft at the same time as such materials are first sent to holders of a class of ServiceSoft Shares. The Trustee will also make available for inspection by any Corresponding Beneficiary at the Trustee's principal office in the city of Toronto all proxy materials, information statements, reports and other written communications that are:


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                                      -11-


                  (a) received by the Trustee as the registered holder of each of the Voting Shares and made available by ServiceSoft to the holders of the ServiceSoft Common Shares or ServiceSoft Series H Shares; or

                  (b) specifically directed to either or both classes of Beneficiaries or to the Trustee for the benefit of either or both classes of Beneficiaries by ServiceSoft.

4.5. OTHER MATERIALS. Immediately after receipt by ServiceSoft or any shareholder of ServiceSoft of any material sent or given to the holders of either the ServiceSoft Common Shares or the ServiceSoft Series H Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), ServiceSoft shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to the Corresponding Beneficiaries by such third party) to each Corresponding Beneficiary as soon as possible thereafter. As soon as practicable after receipt of such material, the Trustee will mail or cause to be mailed or otherwise send or cause to be sent to each Corresponding Beneficiary, at the expense of ServiceSoft, copies of all such materials received by the Trustee from ServiceSoft. The Trustee will also make available for inspection by any Corresponding Beneficiary at the Trustee's principal office in the city of Toronto copies of all such materials. It shall be a condition precedent to the Trustee's obligations under this Agreement including, in particular, under sections 4.3, 4.4, 4.9, 5.9 and 5.12, that ServiceSoft Canada or ServiceSoft, as the case may be, prepare the applicable material, List and mailing labels and to provide the Trustee with a sufficient quantity thereof in a timely fashion.

4.6. LIST OF PERSONS ENTITLED TO VOTE. ServiceSoft Canada shall, (a) prior to each annual, general and special ServiceSoft Meeting or the seeking of any ServiceSoft Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared through the registrar and transfer agent a list (a "List") of the names and addresses of the Beneficiaries of both classes arranged in alphabetical order and showing the number of Exchangeable Shares of each class held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a ServiceSoft Meeting or a ServiceSoft Consent, at the close of business on the record date established by ServiceSoft or pursuant to applicable law for determining the holders of ServiceSoft Shares entitled to receive notice of and/or to vote at such ServiceSoft Meeting or to give consent in connection with such ServiceSoft Consent. Each such List shall be delivered to the Trustee promptly after receipt by ServiceSoft Canada of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. ServiceSoft agrees to give ServiceSoft Canada notice (with a copy


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                                      -12-



         to the Trustee) of the calling of any ServiceSoft Meeting or the seeking of any ServiceSoft Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable ServiceSoft Canada to perform its obligations under this section 4.6.

4.7. ENTITLEMENT TO DIRECT VOTES. Any Corresponding Beneficiary named in a List prepared in connection with any ServiceSoft Meeting or any ServiceSoft Consent where the relevant class of ServiceSoft Shares are to be voted will be entitled (a) to instruct the Trustee in the manner described in section 4.3 of this Agreement with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and to personally exercise (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8.     VOTING RIGHTS DELIVERED BY PROXY AT MEETING.

                  (a) In connection with each ServiceSoft Meeting and ServiceSoft Consent, the Trustee shall exercise in accordance with the instructions received from a Corresponding Beneficiary pursuant to section 4.3 of this Agreement, the Beneficiary Votes as to which such Corresponding Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Corresponding Beneficiary prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Corresponding Beneficiary pursuant to section 4.3 of this Agreement.

                  (b) For each ServiceSoft Meeting, the Trustee shall sign and deliver to ServiceSoft proxies for the relevant Voting Rights to be exercised at such meeting. At a Corresponding Beneficiary's request, the Trustee shall sign and deliver to such Corresponding Beneficiary (or such person as it designates in writing) a proxy to exercise personally (at such Corresponding Beneficiary's expense) the Beneficiary Votes as to which such Corresponding Beneficiary is otherwise entitled hereunder to direct the vote, if such Corresponding Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 of this Agreement in respect of such meeting, or (ii) submits to the Trustee written revocation of any such previous instructions. At such meeting, the Corresponding Beneficiary exercising such Beneficiary Votes shall have the same rights as a shareholder of the relevant class of ServiceSoft Shares to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9. DISTRIBUTION OF WRITTEN MATERIALS. Any written materials distributed by the Trustee pursuant to this Agreement shall be delivered or sent by mail to each Corresponding Beneficiary at its address as shown on the books of ServiceSoft Canada. ServiceSoft Canada shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

                  (a)      current Lists of the Beneficiaries; and

                  (b) mailing labels to enable the Trustee to carry out its duties under this Agreement.

4.10. TERMINATION OF VOTING RIGHTS. All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to ServiceSoft and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to ServiceSoft Canada (and ServiceSoft Canada shall forthwith notify the Trustee in writing of such delivery) of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for the relevant class of ServiceSoft Shares, as specified in Article 5 hereof (unless in either case ServiceSoft shall not have delivered the requisite ServiceSoft Shares of the relevant class issuable in exchange therefor, or any cash consideration payable in lieu thereof shall not have been paid, to the Trustee for delivery to the Beneficiaries), or upon the retraction, redemption or purchase for cancellation of Exchangeable Shares pursuant to [ARTICLE 6, ARTICLE 7 OR ARTICLE 8] of the Exchangeable Share Provisions, respectively, or upon the effective date of the liquidation, dissolution or winding-up of ServiceSoft Canada pursuant to [ARTICLE 5] of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by ServiceSoft pursuant to the exercise by ServiceSoft of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.


                                   ARTICLE 5
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1. GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. ServiceSoft hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, each of the classes of Beneficiaries the right (the "EXCHANGE RIGHTS"), upon the occurrence and during the continuance of an Insolvency Event, to require ServiceSoft (subject to compliance with applicable securities laws) to purchase from each or any Beneficiary all or any part of each class of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. ServiceSoft hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the issuance of the Exchange Rights and the Automatic Exchange Rights to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Rights and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Rights and the Automatic Exchange Rights, provided that the Trustee shall:

                  (a) hold the Exchange Rights and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

                  (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Rights or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

5.2. LEGENDED SHARE CERTIFICATES. ServiceSoft Canada will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

                  (a) their right to instruct the Trustee with respect to the exercise of the Exchange Rights in respect of the Exchangeable Shares held by a Beneficiary; and

                  (b)      the Automatic Exchange Rights.

5.3. GENERAL EXERCISE OF EXCHANGE RIGHTS. The Exchange Rights shall be and remain vested in and exercisable by the Trustee. Subject to section
         7.15 of this Agreement, the Trustee shall exercise the Exchange Rights only on the basis of written instructions received pursuant to this
         Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. If requested by ServiceSoft, the Trustee shall provide a copy of such instructions to ServiceSoft. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Rights, the Trustee shall not exercise or permit the exercise of the Exchange Rights.

5.4. PURCHASE PRICE. The purchase price payable by ServiceSoft for each Exchangeable Common Share or Exchangeable Preferred Share to be purchased by ServiceSoft under the

         Exchange Right shall be an amount per share equal to (a) the Current Market Price of a ServiceSoft Common Share or ServiceSoft Series H Share, as the case may be, on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share of the relevant class and all dividends declared on ServiceSoft Shares of the relevant class which have not been declared on the corresponding class of Exchangeable Shares in accordance with [SECTION 3.1] of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with each exercise of the Exchange Rights, ServiceSoft will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each class of Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by ServiceSoft delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, (subject to compliance with applicable securities laws), one ServiceSoft Share of the relevant class and a cheque for the amount of the purchase price (less any part thereof satisfied by the issuance of a ServiceSoft Share of the relevant class) without interest. The Trustee shall be entitled to rely and be fully protected in so relying and acting upon such Officer's Certificate.

5.5. EXERCISE INSTRUCTIONS. Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Rights with respect to all or any part of the Exchangeable Shares of either class registered in the name of such Beneficiary on the books of ServiceSoft Canada. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares of the relevant class or classes which such Beneficiary desires ServiceSoft to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the by-laws of ServiceSoft Canada and such additional documents and instruments as the Trustee, ServiceSoft and ServiceSoft Canada may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right (in the form attached as Schedule "A" to this Agreement), contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require ServiceSoft to purchase from the Beneficiary the number and class of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by ServiceSoft free and clear of all liens, claims, security interests, adverse claims and encumbrances, (iii) the names in which the certificates representing

         ServiceSoft Shares of the relevant class deliverable in connection with the exercise of the Exchange Right and cheques for the balance of the purchase price, if any, are to be issued, and (iv) the names and addresses of the persons to whom such new certificates and cheques for the balance of the purchase price, if any, should be delivered and (b) payment (or evidence satisfactory to the Trustee, ServiceSoft Canada and ServiceSoft of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by ServiceSoft under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued by ServiceSoft Canada to the holder at the expense of ServiceSoft Canada.

5.6.     DELIVERY OF SERVICESOFT SHARES; EFFECT OF EXERCISE.

         (a) Promptly after receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires ServiceSoft to purchase under the Exchange Right together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Rights (and payment of taxes, if any, or evidence thereof), duly endorsed for transfer to ServiceSoft, the Trustee shall provide notice (substantially in the form of Schedule "B" to this Agreement) to ServiceSoft and ServiceSoft Canada of its receipt of the same, which notice to ServiceSoft and ServiceSoft Canada shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and ServiceSoft shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary), (subject to compliance with applicable securities laws) the certificates for the number of ServiceSoft Shares of the relevant class deliverable in connection with the exercise of the Exchange Rights, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, and cheques for the total purchase price therefor (less any part thereof satisfied by the issuance of ServiceSoft Shares of the relevant class) without interest.

         (b) Immediately upon the giving of notice by the Trustee to ServiceSoft and ServiceSoft Canada of the exercise of the Exchange Right, as provided in this section 5.6 but subject to section 5.13 of this Agreement regarding withholding tax, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to ServiceSoft all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, provided that if the requisite number of ServiceSoft Shares of the relevant class (together with a cheque for the total purchase price therefor (less any part thereof satisfied by the issuance of ServiceSoft Shares) is not allotted, issued and delivered by ServiceSoft to the Trustee for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary), within five Business Days of the date of the giving of such notice by the Trustee, the rights of the Beneficiary shall remain unaffected until such ServiceSoft Shares of the relevant class are so allotted, issued and delivered by ServiceSoft and/or any such cheque is so delivered and paid, as applicable. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of ServiceSoft Shares delivered to it pursuant to the Exchange Rights.

5.7. EXERCISE OF EXCHANGE RIGHTS SUBSEQUENT TO RETRACTION. In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require ServiceSoft Canada to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "RETRACTED SHARES") and is notified by ServiceSoft Canada pursuant to
         Section 6.6 of the Exchangeable Shares Provisions that ServiceSoft Canada will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from ServiceSoft Canada, and provided that ServiceSoft shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to ServiceSoft Canada pursuant to [SECTION 6.1] of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which ServiceSoft Canada is unable to redeem. In any such event, ServiceSoft Canada hereby agrees with the Trustee and in favour of the Beneficiary immediately to notify the Trustee of such prohibition against ServiceSoft Canada redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to ServiceSoft Canada (including without limitation a copy of the retraction request delivered pursuant to [SECTION 6.1] of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that ServiceSoft Canada is not permitted to redeem and will require ServiceSoft to purchase such shares in accordance with the provisions of this Article 5.

5.8. STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to ServiceSoft pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing ServiceSoft Shares of the relevant class to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such name as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and neither ServiceSoft, ServiceSoft Canada nor the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have established to the satisfaction of the Trustee, ServiceSoft and ServiceSoft Canada that such taxes, if any, have been paid.

5.9. NOTICE OF INSOLVENCY EVENT. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, ServiceSoft Canada and ServiceSoft shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from ServiceSoft Canada and ServiceSoft or from any other person of the occurrence of an Insolvency Event, the Trustee will mail or cause to be mailed to each Beneficiary, at the expense of ServiceSoft, a notice of such Insolvency Event in the form provided by ServiceSoft, which notice shall contain a brief statement of the right of the Beneficiaries with respect to the Exchange Rights. It shall be a condition precedent to the Trustee's obligation to mail a Beneficiary a notice of Insolvency Event that ServiceSoft Canada prepare such notice and provide the Trustee with a sufficient quantity in a timely fashion.

5.10. QUALIFICATION OF SERVICESOFT SHARES. ServiceSoft represents and warrants that it has taken all actions and done all things as are necessary or desirable under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or any other legal requirement (collectively, the "APPLICABLE LAWS") as they exist on the date hereof and will in good faith expeditiously take all such actions and do all such things as are necessary or desirable under Applicable Laws as they may exist in the future to cause the ServiceSoft Common Shares and the ServiceSoft Series H Shares to be issued and delivered pursuant to the Exchangeable Share Provisions, the Exchange Rights or the Automatic Exchange Rights (other than compliance with Applicable Laws relating to the ability of holders to freely trade the ServiceSoft Shares, as to which no representation is given). To the extent that holders of Exchangeable Shares have exercised registration rights in respect of ServiceSoft Shares issuable in accordance with the Exchangeable Share Provisions, ServiceSoft will in good faith expeditiously take all such actions and do all things as are necessary or desirable to cause all ServiceSoft Shares of the relevant class to be delivered pursuant to the Exchangeable Share Provisions, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems, if any, on which outstanding ServiceSoft Shares of that class are listed, quoted or posted for trading at such time.

5.11.    RESERVATION OF SERVICESOFT SHARES.

         (a) ServiceSoft hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of ServiceSoft Common Shares (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit ServiceSoft Canada and ServiceSoft to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which ServiceSoft may now or hereafter be required to issue ServiceSoft Common Shares.

         (b) ServiceSoft hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of ServiceSoft Series H Shares (a) as is equal to the sum of (i) the number of Exchangeable Preferred Shares issued and outstanding from time to time and (ii) the number of Exchangeable Preferred Shares issuable upon the exercise of all rights to acquire Exchangeable Preferred Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit ServiceSoft Canada and ServiceSoft to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which ServiceSoft may now or hereafter be required to issue ServiceSoft Series H Shares.

5.12.    AUTOMATIC EXCHANGE ON LIQUIDATION OF SERVICESOFT.

                  (a) ServiceSoft will give the Trustee notice of each of the following events at the time set forth below:

                           (i) in the event of any determination by the Board of Directors of ServiceSoft to institute voluntary liquidation, dissolution or winding up proceedings with respect to ServiceSoft or to effect any other distribution of assets of ServiceSoft among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

                           (ii) immediately, upon the earlier of (A) receipt by ServiceSoft of notice of and (B) ServiceSoft otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ServiceSoft or to effect any other distribution of assets of ServiceSoft among its shareholders for the purpose of winding up its affairs.

                  (b) immediately following receipt by the Trustee from ServiceSoft of notice of any event (a "LIQUIDATION EVENT") contemplated by section 5.12(a)(i) or 5.12(a)(ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided by ServiceSoft to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for ServiceSoft Common Shares and ServiceSoft Series H Shares provided for in section 5.12(c).

                  (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of ServiceSoft Shares in the distribution of assets of ServiceSoft in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "LIQUIDATION EVENT EFFECTIVE DATE") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for the relevant ServiceSoft Shares. To effect such automatic exchange, ServiceSoft shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per Exchangeable Share equal to
                           (a) the Current Market Price of a ServiceSoft Common Share or ServiceSoft Series H Share, as the case may be, on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by ServiceSoft delivering or causing to be delivered to the Beneficiary one ServiceSoft Common Share or ServiceSoft Series H Share, as the case may be, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share and all dividends declared on the relevant class of ServiceSoft Shares which have not been declared on such Exchangeable Shares in accordance with Section
                           3.1 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to such declared and unpaid dividends). In connection with such automatic exchange, ServiceSoft will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The Trustee shall be entitled to rely and be fully protected in so relying and acting upon such Officer's Certificate.

                  (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Common Shares for ServiceSoft Common Shares and the automatic exchange of Exchangeable Preferred Shares for ServiceSoft Series H Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to ServiceSoft all of the Beneficiary's right, title and interest in and to its Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and ServiceSoft shall deliver or cause to be delivered to the Beneficiary ServiceSoft Shares of the relevant class deliverable upon the automatic exchange of Exchangeable Shares for ServiceSoft Shares and shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of ServiceSoft Shares of the relevant class issued to it pursuant to the automatic exchange of Exchangeable Shares for ServiceSoft Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with ServiceSoft pursuant to such automatic exchange shall thereafter be deemed to represent ServiceSoft Common Shares or ServiceSoft Series H Shares, as the case may be, delivered to the Beneficiary by ServiceSoft pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent ServiceSoft Shares, duly endorsed in blank and accompanied by such instruments of transfer as ServiceSoft may reasonably require, ServiceSoft shall deliver or cause to be delivered to the Beneficiary certificates representing ServiceSoft Shares of the relevant class of which the Beneficiary is the holder.

5.13. WITHHOLDING RIGHTS. ServiceSoft and the Trustee shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Exchangeable Shares such amounts as ServiceSoft or the Trustee is required or permitted to deduct and withhold with respect to the making of such payment under the Income Tax Act (Canada) or any provision of provincial tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, ServiceSoft is hereby authorized to sell or otherwise dispose of at fair market value such portion of the consideration as is necessary to provide sufficient funds to ServiceSoft or the Trustee, as the case may be, in order to enable it to comply with such deduction or withholding requirement and shall account to the relevant holder for any balance of such sale proceeds.

         If, upon the occurrence of an Insolvency Event, a non-Canadian resident Beneficiary instructs the Trustee to exercise the Exchange Right, ServiceSoft shall provide the Trustee, in cash, with sufficient funds to satisfy any withholding taxes applicable in connection with the sale of such Beneficiary's Exchangeable Shares to ServiceSoft otherwise such exchange shall not have occurred or be deemed to have occurred. The "fair market value" of any class of ServiceSoft Shares at a particular date shall, for the purposes of calculating any such applicable withholding taxes, shall be the Current Market Price of that class of ServiceSoft Shares or shall be determined by such other method of valuation which has been recommended or suggested by Revenue Canada as providing a satisfactory assessment of such fair market value. Prior to making any distribution to holders of Exchangeable Shares, ServiceSoft or ServiceSoft Canada, as the case may be, shall ensure that the Trustee has access to sufficient funds (by directly providing, if necessary, such funds to the Trustee) to enable the Trustee to comply with any applicable withholding taxes in connection with such distribution.


                                    ARTICLE 6
                       RESTRICTIONS ON ISSUE OR AMENDMENT
                      OF SERVICESOFT SPECIAL VOTING STOCK

6.1. AMENDMENT/ISSUE OF ADDITIONAL SHARES. During the term of this Agreement, ServiceSoft will not issue any shares of ServiceSoft Special Non-Equity Voting Stock in addition to the Voting Shares, and, for greater certainty will not amend the terms of either class of Voting Shares without obtaining the prior written consent of the Trustee.


                                   ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1. POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

                  (a) the receipt and holding of the Voting Shares from ServiceSoft as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

                  (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

                  (c) voting the Beneficiary Votes in accordance with the provisions of this Agreement;

                  (d) receiving the grant of the Exchange Rights and the Automatic Exchange Rights from ServiceSoft as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

                  (e) exercising the Exchange Rights and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries ServiceSoft Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

                  (f)      holding title to the Trust Estate;

                  (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in section 7.11 of this Agreement;

                  (h) taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of ServiceSoft under this Agreement; and

                  (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

         In the exercise of such rights, powers and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as may be necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons affected thereby including the parties to this Agreement and the Beneficiaries. For greater certainty, the Trustee shall have no duties or liabilities except those which are expressly set forth in this Agreement. In particular, the Trustee will have no liability or responsibility arising under any agreement or instrument, including the Combination Agreement, the Exchangeable Share Provisions or any other agreement or instrument referred to in this Agreement, to which the Trustee is not a party and shall not be bound by any notice of a claim or demand with respect thereto.

         The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

7.2. NO CONFLICT OF INTEREST. The Trustee represents to ServiceSoft Canada and ServiceSoft that at the date of execution and delivery of this Agreement there exists no material conflict of interest between its role as Trustee under this Agreement and its role in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 of this Agreement. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Ontario Court for an order that the Trustee be replaced as trustee under this Agreement.

7.3. DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC. ServiceSoft Canada and ServiceSoft irrevocably authorize the Trustee, from time to time, to:

                  (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Common Shares, Exchangeable Preferred Shares, ServiceSoft Common Shares and the ServiceSoft Series H Shares; and

                  (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement, and (ii) from the registrar or transfer agent of ServiceSoft Common Shares and ServiceSoft Series H Shares, and any subsequent registrar or transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 of this Agreement.

         ServiceSoft Canada and ServiceSoft irrevocably authorize their respective registrars and transfer agents to comply with all such requests. ServiceSoft covenants that it will supply ServiceSoft's transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 of this Agreement.

7.4. BOOKS AND RECORDS. The Trustee shall keep available for inspection by ServiceSoft and ServiceSoft Canada, at the Trustee's principal office in Toronto, Ontario, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights on or before February 12, 2000, and on or before February 12 in every year thereafter, so long as the Voting Shares are on deposit with the Trustee, the Trustee shall transmit to ServiceSoft and ServiceSoft Canada a brief report, dated as of the preceding December 31, with respect to:

                  (a) the property and funds comprising the Trust Estate as of that date;

                  (b) the number of exercises of the Exchange Rights, if any, and the aggregate number of Exchangeable Shares of each class received by the Trustee on behalf of the Beneficiaries in consideration of the issue and delivery by ServiceSoft of ServiceSoft Shares of each class in connection with the Exchange Rights, during the calendar year ended on such date; and

                  (c) all other actions taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

7.5. INCOME TAX RETURNS AND REPORTS. The Trustee shall, if required under the Income Tax Act (Canada) or any provincial law or if advised by ServiceSoft or ServiceSoft Canada, prepare and file on behalf of the Trust the appropriate income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith and, without limiting the generality of section 7.10 of this Agreement, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, ServiceSoft shall retain such experts for purposes of providing such advice and assistance.

7.6. INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Shares pursuant to Article 4 of this Agreement, subject to section 7.15 of this Agreement, and with respect to the Exchange Rights pursuant to Article 5 of this Agreement, subject to section 7.15 of this Agreement, and with respect to the Automatic Exchange Rights pursuant to

         Article 5 of this Agreement. None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given security and indemnified as provided in this Agreement.

7.7. ACTIONS BY BENEFICIARIES. No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 7.6 of this Agreement and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner provided of this Agreement, and that all powers and trusts under this Agreement shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as provided of this Agreement, and in any event for the equal benefit of all Beneficiaries.

7.8. RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder.

7.9. EVIDENCE AND AUTHORITY TO TRUSTEE. To the extent ServiceSoft Canada and/or ServiceSoft are required to furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by ServiceSoft Canada and/or ServiceSoft or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights, and the taking of any other action to be taken by the Trustee at the request of or on the application of ServiceSoft Canada and/or ServiceSoft, such evidence shall consist of an Officer's Certificate of ServiceSoft Canada and/or ServiceSoft, as the case may be, or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

         Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Rights or the Automatic Exchange Rights and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of ServiceSoft Canada and/or ServiceSoft it shall be in the form of an Officer's Certificate or a statutory declaration.

         Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement or as the Trustee may otherwise request shall include a statement by the person giving the evidence:

                  (a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

                  (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

                  (c) declaring the he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10.    EXPERTS, ADVISORS AND AGENTS. The Trustee may:

                  (a) in relation to these presents, act and rely on the opinion or advice of or information obtained from any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by ServiceSoft Canada and/or ServiceSoft or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights under this Agreement and may pay proper and reasonable compensation for all such legal and other advice or assistance; and

                  (b) retain or employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties under this Agreement, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties under this Agreement and in the management of the Trust.

7.11. INVESTMENT OF MONEYS HELD BY TRUSTEE. Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee shall, unless otherwise directed in writing by ServiceSoft Canada, be deposited in an interest bearing account at any chartered bank in Canada. At the end of each calendar year during which the Trustee shall have held monies in trust in accordance with this section 7.11, the Trustee shall file on behalf of the Trust or, if required by law, shall issue to the Beneficiaries of the Trust, all appropriate forms under the Income Tax Act (Canada) in respect of any interest earned on such monies and to the extent such income is allocated to the Beneficiaries, it shall be allocated in proportions equivalent to the Beneficiaries' respective percentage ownership of the Exchangeable Shares (treated as a single class) outstanding at the relevant allocation date. ServiceSoft Canada shall provide or cause to be provided such information as the Trustee may require in respect of the Beneficiaries' ownership of Exchangeable Shares.

7.12. TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13. TRUSTEE NOT BOUND TO ACT ON CORPORATION'S REQUEST. Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of ServiceSoft Canada and/or ServiceSoft or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon and be protected in so acting and relying upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14. AUTHORITY TO CARRY ON BUSINESS. The Trustee represents to ServiceSoft Canada and ServiceSoft that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Rights and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 10 of this Agreement.

7.15. CONFLICTING CLAIMS. If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, a its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

                  (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

                  (b) all differences with respect to the Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

         If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.16. ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions set forth in this Agreement.

7.17. NOTICE TO TRUSTEE. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms of this Agreement; nor shall the Trustee be required to take notice of, be deemed to have actual or constructive notice or knowledge of any matter under this Agreement, or take any action in connection with any notice of any ServiceSoft Meeting or the seeking of any ServiceSoft Consent or any prohibition of ServiceSoft Canada against redeeming any Retracted Shares as set out in section 5.7 of this Agreement or of any Insolvency Event or Liquidation Event as set out in sections 5.9 and 5.12 of this Agreement, respectively, (collectively, a "NOTICE EVENT"), unless and until notified in writing of such Notice Event in accordance with section 14.3, which notice shall distinctly specify the Notice Event desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Agreement conclusively assume that no such Notice Event has occurred.

7.18. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Trustee shall be a party, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee under this Agreement without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under the provisions of this Agreement.

7.19. NO PERSONAL LIABILITY. In the exercise of the powers, authorities or discretion conferred upon the Trustee under this Agreement, the Trustee is and shall be conclusively deemed to be acting as trustee of the Trust and shall not be subject to any personal liability for any of the liabilities, obligations, claims, demands, judgements, costs or expenses against or with respect to the Trust.

7.20. INCUMBENCY CERTIFICATE. Each of ServiceSoft Canada and ServiceSoft shall file with the Trustee a certificate of incumbency setting forth the names of the individuals authorized to give instructions, directions or other instruments to the Trustee ("AUTHORIZED PERSONS"), together with specimen signatures of such persons, and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice, in accordance with section 7.11, of a change in Authorized Persons with updated specimen signatures.


                                    ARTICLE 8
                                  COMPENSATION

8.1. FEES AND EXPENSES OF THE TRUSTEE. ServiceSoft and ServiceSoft Canada jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes and the fees paid or to be paid by the Trustee pursuant to section 7.10) and disbursements, including counsel fees and disbursements, the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that ServiceSoft and ServiceSoft Canada shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently or with gross negligence or wilful misconduct.

                                    ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1. INDEMNIFICATION OF THE TRUSTEE. ServiceSoft and ServiceSoft Canada jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, costs, taxes, penalties, interest, fines and reasonable expenses (including expenses of the Trustee's legal counsel on a solicitor and its own client basis) which, without fraud, gross negligence or wilful misconduct on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, any act, error or omission by the Trustee in carrying out its duties and responsibilities set forth in this Agreement, the exercise or any power, authority or discretion pertaining thereto, or any written or oral instructions delivered to the Trustee by ServiceSoft or ServiceSoft Canada (such authorization not to be unreasonably withheld) pursuant hereto including, for greater certainty, any obligations or liability under applicable income tax legislation arising as a result of the Trustee being the owner of the Voting Share, Exchange Right and Automatic Exchange Right. In no case shall ServiceSoft or ServiceSoft Canada be liable under this indemnity for any claim against any of the Indemnified Parties unless ServiceSoft and ServiceSoft Canada shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, ServiceSoft and ServiceSoft Canada shall be entitled to participate at their own expense in the defence and, if ServiceSoft or ServiceSoft Canada so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by ServiceSoft or ServiceSoft Canada; or (ii) the named parties to any such suit include both the Trustee and ServiceSoft or ServiceSoft Canada and the Trustee shall have been advised by counsel acceptable to ServiceSoft or ServiceSoft Canada that there may be one or more legal defences available to the Trustee which are different from or in addition to those available to ServiceSoft or ServiceSoft Canada (in which case ServiceSoft and ServiceSoft Canada shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement or the resignation or replacement of the Trustee.

9.2. LIMITATION OF LIABILITY. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred as an investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence or wilful misconduct on the part of the Trustee.


                                   ARTICLE 10
                                CHANGE OF TRUSTEE

10.1. RESIGNATION. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to ServiceSoft and ServiceSoft Canada specifying the date on which it desires to resign, provided that such notice shall never be given less than 30 days before such desired resignation date unless ServiceSoft and ServiceSoft Canada otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, ServiceSoft and ServiceSoft Canada shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.

10.2. REMOVAL. The Trustee, or any trustee hereafter appointed, may be removed at any time on 30 days' prior notice by written instrument executed by ServiceSoft and ServiceSoft Canada, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

         In the event that a successor trustee has not been appointed at the time the notice period for the Trustee's resignation or removal expires, the Trustee, ServiceSoft Canada, ServiceSoft or any Beneficiary may apply to a court of competent jurisdiction for the appointment of a successor to the Trustee and such appointment of a successor by such court shall not require the approval of the Beneficiaries. Should the retiring Trustee apply for the appointment of a successor trustee by order of a court of competent jurisdiction it shall be at the joint and several expense of ServiceSoft and ServiceSoft Canada.

10.3. SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to ServiceSoft and ServiceSoft Canada and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of ServiceSoft and ServiceSoft Canada or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee ceasing to act. Upon the request of any such successor trustee,

         ServiceSoft, ServiceSoft Canada and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4. NOTICE OF SUCCESSOR TRUSTEE. Upon acceptance of appointment by a successor trustee as provided in this Agreement, ServiceSoft and ServiceSoft Canada shall cause to be mailed notice of the succession of such trustee under this Agreement to each Beneficiary specified in the List. If ServiceSoft or ServiceSoft Canada shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of ServiceSoft and ServiceSoft Canada.


                                   ARTICLE 11
                             SERVICESOFT SUCCESSORS

11.1. CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC. ServiceSoft shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if.

                  (a) such other person or continuing corporation is a duly incorporated corporation (a "SERVICESOFT SUCCESSOR");

                  (b) ServiceSoft Successor, by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an Agreement supplemental to this Agreement and such other instruments (if any) as are satisfactory in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by ServiceSoft Successor of liability for all moneys payable and property deliverable under this Agreement and the covenant of such ServiceSoft Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of ServiceSoft under this perform Agreement; and

                  (c) such transaction shall, in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries under this Agreement.

11.2. VESTING OF POWERS IN SUCCESSOR. Whenever the conditions of section 11.1 of this Agreement have been duly observed and performed, the Trustee, if required, by section 11.1 of this Agreement, ServiceSoft Successor and ServiceSoft Canada shall execute and deliver the supplemental Agreement provided for in Article 12 and thereupon ServiceSoft Successor shall possess and from time to time may exercise each and every right and power of ServiceSoft under this Agreement in the name of ServiceSoft or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of ServiceSoft or any officers of ServiceSoft may be done and performed with like force and effect by the directors or officers of such ServiceSoft Successor.

11.3. WHOLLY-OWNED SUBSIDIARIES. Nothing in this Agreement shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of ServiceSoft with or into ServiceSoft or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of ServiceSoft provided that all of the assets of such subsidiary are transferred to ServiceSoft or another wholly owned subsidiary of ServiceSoft and any such transactions are expressly permitted by this Article 11.


                                   ARTICLE 12
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1. AMENDMENTS, MODIFICATIONS, ETC. This Agreement may not be amended or modified except by an agreement in writing executed by ServiceSoft Canada, ServiceSoft and the Trustee and approved by the Beneficiaries in accordance with section 10.2 of the Exchangeable Share Provisions.

12.2. MINISTERIAL AMENDMENTS. Notwithstanding the provisions of section 12.1 of this Agreement, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

                  (a) adding to the covenants of the parties to this Agreement for the protection of the Beneficiaries hereunder;

                  (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of ServiceSoft and Corporation and in the opinion of the Trustee and its counsel, having in mind the best interests of the Beneficiaries as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the rights of the Trustee or interests of the Beneficiaries as a whole; or

                  (c) making such changes or corrections which, on the advice of counsel to ServiceSoft Canada, ServiceSoft and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the Board of Directors of each of ServiceSoft Canada and ServiceSoft shall be of the opinion that such changes or corrections will not be prejudicial to the rights of the Trustee or interests of the Beneficiaries as a whole.

12.3. MEETING TO CONSIDER AMENDMENTS. ServiceSoft Canada, at the request of ServiceSoft, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant to this Agreement. Any such meeting or meetings shall be called and held in accordance with the by-laws of ServiceSoft Canada, the Exchangeable Share Provisions and all applicable laws.

12.4. CHANGES IN CAPITAL OF SERVICESOFT AND SERVICESOFT CANADA. At all times after the occurrence of any event, as a result of which either ServiceSoft Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which any class of ServiceSoft Shares or of the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental Agreement giving effect to and evidencing such necessary amendments and modifications.

12.5. EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time ServiceSoft Canada (when authorized by a resolution of the Board of Directors), ServiceSoft (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, Agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

                  (a) evidencing the succession of ServiceSoft Successors to ServiceSoft and the covenants of and obligations assumed by each such ServiceSoft Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

                  (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the rights of the Trustee or interests of the Beneficiaries as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to ServiceSoft, ServiceSoft Canada, the Trustee or this Agreement; and

                  (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Beneficiaries as a whole will not be prejudiced thereby.


                                   ARTICLE 13
                                   TERMINATION

13.1. TERM. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

         (a) no outstanding Exchangeable Shares of any class are held by a Beneficiary;

         (b) each of ServiceSoft Canada and ServiceSoft send the Trustee a notice confirming that it elects in writing to terminate the Trust and such termination has been approved by the Beneficiaries of Exchangeable Shares voting together as a single class in accordance with section 10.2 of the Exchangeable Share Provisions; and

         (c) the agreement between the CIBC Mellon Trust Company and ServiceSoft Canada in respect to registrar and transfer agency services for ServiceSoft Canada is terminated.

13.2. SURVIVAL OF AGREEMENT. The provisions of Articles 8 and 9 shall survive any termination of this Agreement or the resignation or removal of the Trustee.


                                   ARTICLE 14
                                     GENERAL

14.1. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions; provided, however, that if the provision or provisions so held to be invalid, illegal or unenforceable, in the reasonable judgment of the parties to this Agreement, is or are so fundamental to the intent of the parties to this Agreement and the operation of this Agreement that the enforcement of the other provisions hereof, in the absence of such invalid, illegal or unenforceable provision or provisions, would damage irreparably the intent of the parties in entering into this Agreement, the parties hereto shall agree (i) to terminate this Agreement, or (ii) to amend or otherwise modify this Agreement so as to carry out the intent and purposes hereof and the transactions contemplated hereby.

14.2. ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the parties to this Agreement and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

14.3. NOTICES TO PARTIES. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

                  (a)      if to ServiceSoft or ServiceSoft Canada at:

                           ServiceSoft Technologies, Inc.
                           5050 Cabot Street
                           Needham, Massachusetts
                           U.S.A. 02494

                           ATTENTION:  President

                           Facsimile No.: 617-449-0107
                           Telephone No. 617-449-0049

                  with a copy to:

                           Land & Lemle
                           1775 EYE Street NW, Suite 950
                           Washington, D.C.
                           U.S.A. 20006-2401

                           ATTENTION: Stuart Lemle

                           Facsimile No.: 202-775-0045
                           Telephone No.: 202-775-0044
                           and a copy to:

                           Osler, Hoskin & Harcourt
                           P.O. Box 50
                           1 First Canadian Place, Suite 6600
                           Toronto, Ontario
                           Canada M5X IB8

                           ATTENTION: Richard Nathan

                           Facsimile No.: 416-862-6666
                           Telephone No.: 416-362-2111

                  (b)      if to the Trustee at:

                            CIBC Mellon Trust Company
                            320 Bay Street
                            Ground Level
                            Toronto, Ontario
                            M5H 4A6

                            Attn: Regional Manager, Ontario

                            Facsimile No: 416-643-5570
                            Telephone No.:416-643-5500

         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof (provided the day upon which delivery is made is a Business Day, otherwise on the next Business Day) and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof provided it is received by 3:00 p.m. (local time in the jurisdiction of the recipient) on a Business Day, otherwise it shall be deemed to have been given and received at 10:00 a.m. (local time in the jurisdiction of the recipient) upon the immediately following Business Day.

14.4. NOTICE OF BENEFICIARIES. Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of ServiceSoft Canada from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents sent to such holders.

14.5. RISK OF PAYMENTS BY POST. Whenever payments are to be made or documents are to be sent to any Beneficiary by the Trustee or by ServiceSoft Canada, or by such Beneficiary to the Trustee or to ServiceSoft or ServiceSoft Canada, the making of such payment or sending of such document sent through the post shall be at the risk of ServiceSoft Canada, in the case of payments made or documents sent by the Trustee or ServiceSoft Canada, and the Beneficiary, in the case of payments made or documents sent by the Beneficiary.

14.6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7. JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of Ontario, Canada, and the laws of Canada applicable in Ontario, regardless of the laws that might otherwise govern under applicable conflicts of laws thereof.

14.8. ATTORNMENT. ServiceSoft agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints ServiceSoft Canada at its registered office in the Province of Ontario as ServiceSoft's attorney for service of process.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                   SERVICESOFT TECHNOLOGIES, INC.



                                   By: /s/ Signature Illegible
                                       --------------------------------------


                                   By: /s/ Signature Illegible
                                       --------------------------------------



                                   SERVICESOFT CANADA INC.



                                   By: /s/ Signature Illegible
                                       --------------------------------------



                                   By: /s/ Signature Illegible
                                       --------------------------------------




                                   CIBC MELLON TRUST COMPANY



                                   By: /s/ Laurel Savoy
                                       --------------------------------------
                                       Laurel Savoy
                                       Authorized Signature


                                   By: /s/ Wesley J. Hall
                                       --------------------------------------
                                       Wesley J. Hall
                                       Authorized Signature